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                                                                   EXHIBIT 23.1

                         CONSENT OF ERNST & YOUNG LLP

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 16, 1998, except as to the fourth and seventh paragraphs of Note 6 as to which the date is August 6, 1998, in Amendment No. 3 to the Registration Statement (Form S-4) and related Prospectus of Covad Communications Group, Inc. for the registration of $260,000,000 of 13 1/2% Senior Discount Notes due March 15, 2008, Series B.

                                          Ernst & Young LLP

Walnut Creek, California
August 6, 1998